UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 27, 2018

Inrad Optics, Inc.

(Exact name of registrant as specified in its charter)

New Jersey	000-11668	22-2003247
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

181 Legrand Avenue, Northvale, NJ		07647
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: 201-767-1910

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

At the Annual Meeting of Shareholders of Inrad Optics, Inc. held on June 27, 2018, shareholders representing 12,181,624 shares or 90.1% of the 13,516,600 shares of common stock outstanding on the record date of May 4, 2018 were present in person or by proxy, constituting a quorum for the purposes of the Annual Meeting.  Matters voted upon at the Annual Meeting were as follows:

Proposal One: The election of two (2) Class II directors to the Board of Directors to hold office for three (3) years.

The Board’s nominees were elected. Voting for Proposal One was as follows:

Class III Director — Term Expires in 2021

Proposal One - Nominees	Votes For	Votes Withheld	Broker Non-Votes
William J. Foote	6,871,668	33,599	5,276,357
Luke P. LaValle, Jr.	6,871,668	33,599	5,276,357

Proposal Two: Ratification of PKF O’Connor Davies, LLP as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2018.

Voting for Proposal Two was as follows:

Proposal Two	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Vote on Ratification of Independent Registered Public Accountant	12,166,025	15,599	0	0

Proposal Three: Approval, as a non-binding advisory vote, our named executive officer compensation. Voting for Proposal Three was as follows:
Proposal Three	Votes For	Votes Against	Votes Abstained	Broker Non-Votes
Advisory Executive Compensation Vote	6,716,934	187,133	1,200	5,276,357

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INRAD OPTICS, INC.

Date: June 29, 2018	By: /s/ William J. Foote
William J. Foote
Chief Financial Officer, Secretary and Treasurer